Exhibit 99.1


FOR IMMEDIATE RELEASE

For Further Information:

Howard N. Feist
Chief Financial Officer
(781) 237-6655


                     AMERICAN BILTRITE REPORTS 2006 RESULTS


      WELLESLEY HILLS, MA, MARCH 21, 2007 - American Biltrite Inc. (AMEX:ABL) reported its results for 2006 today. Net sales for the year ended December 31, 2006 were $435.5 million, down 2.2% from $445.2 million in 2005. Net income for the year ended December 31, 2006 was $685 thousand or $0.19 per share (basic and diluted) compared with a net loss of $17.6 million or $5.12 per share (basic and diluted) in 2005. The net loss for 2005 included $25.3 million of charges for asbestos-related reorganization costs for Congoleum, a gain of $887 thousand on the sale of a property from a former operation (net of taxes and non-controlling interest) and expense recoveries resulting from an insurance settlement of $1.8 million (net of taxes).

      Roger S. Marcus, Chairman of the Board, commented, "We faced a number of challenges in 2006. Our Canadian division, Congoleum and, to a lesser extent, our Tape division all felt the effects of the housing slowdown, as well as continuing high costs for energy and raw materials. At the same time, consolidation in the department store channel left K&M with fewer outlets for its products. Given the difficult environment, I am pleased with the sales gains achieved at Tape and Canada, and that all operations were profitable in 2006."

                             AMERICAN BILTRITE INC.

            RESULTS FOR THE THREE MONTHS (UNAUDITED) AND YEARS ENDED
                           DECEMBER 31, 2006 AND 2005
                        ($000, except per share amounts)

                                                    Three Months Ended                 Year Ended
                                                       December 31,                   December 31,
                                                  2006            2005            2006            2005
                                              -----------     -----------     -----------     -----------

Net sales                                     $    97,877     $   114,054     $   435,537     $   445,172

Cost of products sold                              74,367          88,192         327,585         334,324
Selling, general & administrative expenses         22,897          30,522          96,687         119,448
                                              -----------     -----------     -----------     -----------

Income (loss) from operations                         613          (4,660)         11,265          (8,600)

Other expense, net                                  1,099           2,824          11,123           9,694
(Benefit from) provision for income taxes            (533)         (2,970)           (609)         (1,534)
Noncontrolling interest                               (13)             (4)            (47)           (636)
                                              -----------     -----------     -----------     -----------

Income (loss) from continuing operations               34          (4,518)            704         (17,396)
Discontinued operation                                  1             (44)            (19)           (237)
                                              -----------     -----------     -----------     -----------

Net income (loss)                             $        35     $    (4,562)    $       685     $   (17,633)
                                              ===========     ===========     ===========     ===========

Basic earnings per share:
Income (loss) per common share from
   continuing operations                      $      0.01     $     (1.31)    $      0.20     $     (5.05)
Discontinued operation                                  -           (0.01)          (0.01)          (0.07)
                                              -----------     -----------     -----------     -----------

Net income (loss) per share                   $      0.01     $     (1.32)    $      0.19     $     (5.12)
                                              ===========     ===========     ===========     ===========

Diluted earnings per share:
Income (loss) per common share from
   continuing operations                      $      0.01     $     (1.31)    $      0.20     $     (5.05)
Discontinued operation                                  -           (0.01)          (0.01)          (0.07)
                                              -----------     -----------     -----------     -----------

Net income (loss) per share                   $      0.01     $     (1.32)    $      0.19     $     (5.12)
                                              ===========     ===========     ===========     ===========

Weighted average number of common and
   equivalent shares outstanding
     Basic                                      3,441,551       3,441,551       3,441,551       3,441,551
     Diluted                                    3,447,830       3,441,551       3,457,280       3,441,551

                             AMERICAN BILTRITE INC.

            RESULTS FOR THE THREE MONTHS (UNAUDITED) AND YEARS ENDED
                           DECEMBER 31, 2006 AND 2005
                                   BY SEGMENT
                                     ($000)

                                            Three Months Ended              Year Ended
                                               December 31,                December 31,
                                            2006          2005          2006          2005
                                          --------     ---------     ---------     ---------

Revenues from external customers

Flooring products                         $ 46,034     $  61,684     $ 219,474     $ 237,916
Tape products                               23,203        24,230       102,971        96,103
Jewelry                                     16,159        16,207        59,741        62,790
Canadian division                           12,481        11,933        53,351        48,363
                                          --------     ---------     ---------     ---------

Total revenues from external customers    $ 97,877     $ 114,054     $ 435,537     $ 445,172
                                          ========     =========     =========     =========


Segment (loss) profit before taxes

Flooring products                         $   (600)    $  (9,525)    $    (165)    $ (24,150)
Tape products                                 (714)         (421)          536         1,101
Jewelry                                        684           303           916         2,162
Canadian division                              309          (631)          744        (1,673)
Corporate (expense) income                    (165)        2,790        (1,889)        4,266
                                          --------     ---------     ---------     ---------

Total (loss) profit                       $   (486)    $  (7,484)    $     142     $ (18,294)
                                          ========     =========     =========     =========

The Flooring product segment's loss for 2005 includes $25.3 million of charges ($15.5 million in the second quarter and $9.8 million in the fourth quarter) for Congoleum to increase its reserves for asbestos related reorganization costs. Corporate expenses for the year ended December 31, 2005 include a gain of $2.3 million from the sale of a warehouse during the first quarter and an expense recovery of $2.9 million from an insurance settlement during the fourth quarter.